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                                                                     EXHIBIT 4.2

                                TRUST AGREEMENT
                                      OF
                           NEW SOUTH CAPITAL TRUST I

     THIS TRUST AGREEMENT is made as of April 2, 1998 (this "Trust Agreement"), by and among New South Bancshares, Inc, a Delaware corporation, as sponsor (the "Sponsor"), and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

     1. The trust created hereby shall be known as "New South Capital Trust I" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and that
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this document constitute the governing instrument of the Trust.  The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustee may approve.

     3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement or Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided,
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however, that the Sponsor shall not be required to indemnify any
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Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor under this Section 4 shall survive the termination of this Trust Agreement.

     5. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, the Registration Statement on Form S-1 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust (the "Preferred Securities") and certain other securities of the Sponsor; (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws; and (iii) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable.

     In the event that any filing referred to in this Section 5 is required by the rules and regulations of the Commission, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, Bankers Trust (Delaware), in its capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Bankers Trust (Delaware), in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, or state securities or Blue Sky laws.

     6.   This Trust Agreement may be executed in one or more counterparts.

     7. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

     8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                        NEW SOUTH BANCSHARES, INC., as Sponsor


                                        By: /s/ Suzanne H. Moore
                                            ------------------------------------
                                            Name: Suzanne H. Moore
                                            Title:


                                        BANKERS TRUST (DELAWARE), not in its
                                        individual capacity but solely as
                                        Trustee of the Trust


                                        By: /s/ M. Lisa Wilkins
                                            ------------------------------------
                                            Name: M. Lisa Wilkins
                                            Title: Assistant Secretary

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